BRF S.A.

Publicly-held Company

CNPJ nº. 01.838.723/0001-27

NIRE 42.300.034.240

MINUTES OF THE EXTRAORDINARY AND ORDINARY ANNUAL GENERAL MEETING HELD ON APRIL 7TH, 2016

(Drawn up in the summary format, as provided for in article 130, § 1,

of Law no. 6404 of December 15th, 1976)

1.           Time, Date and Place. April 7th, 2016, at 11:00 am, at the headquarters of BRF S.A. (“BRF” or “Company”), in the city of Itajaí, State of Santa Catarina, on Rua Jorge Tzachel, no. 475.

2.           Call Notice and Legal Publications. The Meeting was convened according to the Call Notice published in the following newspapers: Valor Econômico, (days March 03rd, 04th and 07th, 2016 - pages 7, 3 e 3, respectively), Diário Oficial do Estado de Santa Catarina, (days March 03rd, 04th and 07th, 2016 - pages 35, 44 e 33, respectively), and Diário Catarinense (days March 03rd, 04th and 07th, 2016 - pages 22, 27 e 31, respectively), pursuant to article 124 of Law 6,404/1976. The publication of the notice provided in article 133 of Law 6,404/1976 was exempted, once the documents referred in the aforementioned article were published with more than one month in advance in relation to the date appointed for the General Meetings, as allowed by § 5 of article 133 of Law 6,404/1976. The Financial Statements, its Explanatory Notes and the Independent Auditors Report were published on February 26th, 2016 in Valor Econômico (pages 17 to 28), Diário Oficial do Estado de Santa Catarina (pages 94 to 141) and Diário Catarinense (pages 24 to 46), pursuant to article 133 of Law 6,404/1976.

3.           Attendance. Shareholders representing 75.19% of the capital stock with voting rights, as evidenced by the records and signatures contained in the Shareholders' Attendance List, thus evidencing the existence of a legal quorum for holding the General Meeting. Also present, pursuant to the provisions of Articles 134, § 1, and 164 of Law 6,404/1976: (i) the Company’s officers, Mrs. Pedro de Andrade Faria and José Roberto Rodrigues; (ii) the chairman of the Board of Directors, Mr. Abilio Diniz; (iii) the member of the Supervisory Board (“Conselho Fiscal”), Mr. Attilio Guaspari; (iv) the representative of Ernst & Young Auditores Independentes S.S., Mr. Luiz Carlos Passetti.

4.           Chair. President, Abilio Diniz; Secretary, Marcus de Freitas Henriques.

5.           Agenda. In the Extraordinary General Meeting: 1. approve the alteration of article 5th, caput, of the Company’s Bylaws, that refers to the capital stock, in order to reflect the new number of shares in which the Company’s capital stock is divided, by virtue of the cancelation of shares approved in the Board of Directors’ Meeting conducted on February 25th, 2016; 2. approve the amendment and restatement of the Company’s Bylaws according to the Proposal of the Board of Directors; 3. establish the annual global remuneration of the Management and Supervisory Board's members for the 2016 fiscal year, and re-ratify the annual and global remuneration made in 2015; and 4. change the mass circulation newspapers in which the Company places its legal publications. In the Ordinary Annual General Meeting: 1. examine, discuss and vote the Management Report, Financial Statements and other documents related to the fiscal year ending December 31, 2015, and decide on the allocation of the profits; 2. ratify the distribution of the remuneration to the shareholders (Interests on Equity and Dividends), as decided by the Board of Directors; 3. ratify the election of the members of the Board of Directors of the Company, which occurred at meetings held on August 5, 2015 and on March 1, 2016, and also elect a Deputy Chairman of the Board of Directors; and 4. elect the members of the Supervisory Board (“Conselho Fiscal”) of the Company.

6.           SUMMARY OF RESOLUTIONS:

6.1.      Initially, it was approved, by majority vote of the attending shareholders, the preparation of these minutes in the form of summary and publication with the omission of attending shareholders' signatures, in accordance with article 130, paragraph 1 and 2 of Law 6,404/1976.

6.2.      At the Extraordinary General Meeting:

6.2.1. Approved, by majority vote of the attending shareholders, the amendment to Article 5, caput, of the Company's Bylaws, to reflect the new number of shares into which the Company's capital stock is divided, by virtue of the cancellation of 60.000.000 (sixty million) of common shares approved at the Board of Directors' Meeting held on February 25, 2016. As a result, the referred Article shall present the following wording: “The capital stock subscribed for and fully paid up is R$ 12.553.417.953,36 (twelve billion, five hundred and fifty-three million, four hundred and seventeen thousand, nine hundred fifty-three reais and thirty-six cents), represented by 812.473.246 (eight hundred and twelve million, four hundred and seventy and three thousand, two hundred and forty and six) common shares, all in book-entry form and with no par value”.

6.2.2. Approved, by majority vote of the attending shareholders, the amendment and consolidation of the Company’s Bylaws within the terms of the document that appears in Attachment I to the Proposal of the Board of Directors to the present General Meeting, dated as of March 1st, 2016. Due to the approval of the referred proposal, the Company’s Bylaws shall have the consolidated wording that integrates this Minute as its Annex I.

6.2.3. Approved, by majority vote of the attending shareholders, (i) the annual global remuneration for the Management and Supervisory Board related to the 2016 fiscal year in the amount of up to R$ 106.000.000,00, which refers to the limit proposed for the fixed remuneration (salary or management fees, direct and indirect benefits and social contributions) and benefits due to termination of position, as well as the variable remuneration (profit sharing) and amounts related to the Stock Option Plan and Restricted Share Plan; and (ii) re-ratify the annual global remuneration of the Management and the Supervisory Board made in 2015 in the sum of R$ 80.200.000,00.

6.2.4. Approved, by majority vote of the attending shareholders, the exclusion of “Diário Catarinense” of the list of newspapers in which the Company places its legal publications. Therefore, the Shareholders are informed that the Company will continue to places its publications only in the “Diário Oficial do Estado de Santa Catarina” and “Valor Econômico”.

6.3.      At the Ordinary General Meeting:

6.3.1. Approved, by majority vote of the attending shareholders, with the abstention of the shareholders legally impeded, the administration accounts and financial statements for the fiscal year ended on December 31, 2015, together with the management report, the explanatory notes, the reports of the independent auditors and the Supervisory Board and the annual summary report of the Audit Committee.

6.3.1.1.              Approved also, by majority vote of the attending shareholders, the allocation of the Net Income for the 2015 Fiscal Year in the amount of (a) R$ 3,111,170,447.82; and (b) Actuarial Gains of R$ 10,480,140.00, totaling R$ 3,121,650,587.82, as follows: (i) Legal Reserve: R$ 155,558,522.39, corresponding to 5% (five per cent) of the Net Income for the 2015 Fiscal Year, pursuant to article 193 of Law 6,404/1976; (ii) Value Allocated for Interest on Equity: R$ 899,257,000.00, apportioned as mandatory dividends, already paid for by the Company; (iii) Dividends in the amount of R$ 91,443,000.00, already declared and paid for by the Company; (iv) Reserve for Capital Increase: R$ 624,330,117.56; (v) Reserve for expansion: R$ 1,219,393,373.45; (vi) Tax Incentive Reserve: R$ 131,668,574.42.

6.3.2. Ratified, by majority vote of the attending shareholders, the payment of remuneration (interest on equity and dividends) to shareholders, totaling

R$ 1,088,909,656.74, corresponding to R$ 1.321540229 per share, of which: (i) R$ 425,859,000.00, corresponding to R$ 0.502432473 per share, were paid, as interest on capital, on August 14th, 2015, as approved by the Board of Directors in the meeting of June 18th, 2015; (ii) R$ 473,398,000.00, corresponding to R$ 0.584462002 per share, were paid, as interest on equity, on February 12th, 2016, as approved by the Board of Directors on the meeting of December 17th,2015; (iii) R$ 91,443,000.00, corresponding to R$ 0.112896461 per share, as dividends, were paid on February 12th, 2016, as approved by the Board of Directors on the meeting of December 17th,2015; and (iv) R$ 98,209,656.74, corresponding to R$ 0.121749293 per share, as additional dividends, were paid on April 1st, 2016, as approved by the Board of Directors on the meeting of February 25th, 2016.

6.3.3. Ratified, by majority vote of the attending shareholders, the election of Mrs. (i) Renato Proença Lopes, Brazilian, engineer, married, bearer of Id Card RG no. 21.346.776-8, CPF/MF under no. 126.854.988-30, with business address in the City of São Paulo, State de São Paulo, Rua Hungria, nº. 1.400, 5º andar, bairro Jardim Europa, CEP 01455-000; and (ii) Aldemir Bendine, Brazilian, business administrator, married, bearer of Id Card RG no. 10.126.451 SSP/SP, CPF/MF under no. 043.980.408.62, with business address in the City of São Paulo, State de São Paulo, Rua Hungria, nº 1.400, 5º andar, bairro Jardim Europa, CEP 01455-000, as effective members of the Company’s Board of Directors. The members whose elections were ratified in the current General Meeting shall have a term of office unified with the other Board of Directors’ members, which shall be ended in the Ordinary General Meeting that decides on the Company’s administration accounts related to the fiscal year that will end on December 31st, 2016. There shall be registered that, as a result of the approval of the By-Laws amendment proposal object of item 6.2.2 of this Minute, which led to the exclusion of the position of alternate member of the Board of Directors, (i) the ratification of the election of the alternate members that were elected by the Board of Directors on the meeting of March 1st, 2016 was not discussed; and (ii) the term of office of all alternate members of the Company’s Board of Directors has automatically ended.

6.3.3.1.              Approved, by majority vote of the attending shareholders, the election of Mr. Renato Proença Lopes, above qualified, to the position of Vice-Chairman of the Board of Directors.

6.3.3.2.              In the light of the decisions above approved, the Company’s Board of Directors shall onwards be formed by the following members, all with term of office untill the Ordinary General Meeting that decides on the Company’s administration accounts related to the fisacal year that will end on December 31st, 2016: (i) Abílio dos Santos Diniz (Chairman and Independent member); (ii) Renato Proença Lopes (Vice-Chairman); (iii) Aldemir Bendine; (iv) Henri Philippe Reichstul (Independent member);

(v) José Carlos Reis Magalhães Neto; (vi) Luiz Fernando Furlan (Independent member); (vii) Manoel Cordeiro Silva Filho (Independent member); (viii) Vicente Falconi Campos; and (ix) Walter Fontana Filho (Independent member).

6.3.4. Approved, by majority votes of the attending shareholders, the elected members, effective and alternate, of the Supervisory Board, with term of office until the next Annual General Meeting of the Company, being allowed reelection: (i) as independent effective member, Mr. Attílio Guaspari, Brazilian, married, engineer, bearer of Id. Card RG no. 2.816.288 SSP/SP, CPF/MF under no. 610.204.868-72, with business address in the city of São Paulo, state of São Paulo, Rua Hungria, 1.400, 5º andar, bairro Jardim Europa, CEP 01455-000, and, as its independent alternate member, Mrs. Susana Hanna Stiphan Jabra, Brazilian, divorced, economist, beared of Id. Card RG no. 7.366.839-4 SSP/SP, CPF/MF under no. 037.148.408-18, with business address in the city of São Paulo, state of São Paulo, Rua Hungria, 1.400, 5º andar, bairro Jardim Europa, CEP 01455-000; (ii) as effective member, Mr. Marcus Vinicius Dias Severini, Brazilian, married, accountant and engineer, bearer of Id. Card RG no. 81.119.427-3 IFP/RJ, CPF/MF under nº 632.856.067-20, with business address in the city of São Paulo, state of São Paulo, Rua Hungria, 1.400, 5º andar, bairro Jardim Europa, CEP 01455-000, and, as its alternate, Mr. Marcos Tadeu de Siqueira, Brazilian, married, business administrator, bearer of Id. Card RG no.º M3397086 SSP/MG, CPF/MF under no. 945.554.198-04, with business address n the City of Brasília, Federal District, at SBN - Quadra1 - Bloco C – 8º andar, neighborhood Asa Norte, CEP 70040-903; and (iii) as independent effective member, Mr. Reginaldo Ferreira Alexandre, Brazilian, married, economist, bearer of Id. Card RG no. 8.781.281 SSP/SP, CPF/MF under no. 003.662.408-03, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1.400, 5º andar, Jardim Europa, CEP 01455-000, and, as its independent alternate member, Mr. Walter Mendes de Oliveira Filho, Brazilian, married, economist, bearer of Id. Card RG no. 6.692.636 SSP/SP, CPF/MF under no. 686.596.528-00, with business address in the City of São Paulo, State of São Paulo, Rua Hungria, 1.400, 5º andar, Jardim Europa, CEP 01455-000. There shall be noted that the election of the members of the Supervisory Board was carried in accordance with Article 30, Paragraph 1, first part, of the Company’s Bylaws. The candidates to effective member presented before and during the current Annual General Meeting received the following quantities of vote: (i) Attílio Guaspari – 61,47% of the votes from attending shareholders, (ii) Marcus Vinicius Dias Severini - 61,47% of the votes from attending shareholders votes; (iii) Reginaldo Ferreira Alexandre - 61,47% of the votes from attending shareholders votes; e (iv) José Danúbio Rozo – 32,50% of the votes from attending shareholders.

7.           Documents attached. (I) Consolidated Bylaws; and (II) Shareholders' Attendance List.

8.           Documents filed with the Company. (I) Call Notice; (II) Financial Statements for the year ended on December 31, 2015, together with the management report, the explanatory notes, the opinions of the independent auditors and the Supervisory Board and the annual summary report of the Audit Committee; (III) Proxies granted by the shareholders; and (IV) Statements of vote received by the Chair.

9.           Closure. Having nothing further to address, the meeting was closed and these minutes drawn up in summary form, read and approved and signed by the attending shareholders. Signatures: Chair: Abilio Diniz – President; Marcus de Freitas Henriques – Secretary. Attending Shareholders: THE BANK OF NEW YORK ADR DEPARTMENT (pp. CAMILA PUPO PALOMARES); FUNDACAO PETROBRAS DE SEGURIDADE SOCIAL-PETROS (pp. RAFAEL LEONARDO DE ALMEIDA COSTA); CAIXA DE PREVID DOS FUNC.DO BANCO DO BRASIL (pp. VINICIUS NASCIMENTO NEVES); ABERDEEN BRASIL EQUITY FIA; ABERDEEN STRATEGIC BRASIL FUNDO DE INVESTIMENTO MULTIMERCADO; ABERDEEN EMERGING MARKETS FUND; ABERDEEN GLOBAL - EMERGING MARKETS EQUITY FUND; ABERDEEN INSTITUTIONAL COMMINGLED FUNDS, LLC; ABERDEEN EMERGING MARKETS EQUITY FUND; ABERDEEN EMERGING OPPORTUNITIES FUND; ABERDEEN GLOBAL - LATIN AMERICAN EQUITY FUND; ABERDEEN LATIN AMERICA EQUITY FUND, INC; ABERDEEN CANADA - EMERGING MARKETS FUND; ABERDEEN GLOBAL BRAZIL EQUITY FUND; ABERDEEN INV FUNDS UK ICVC III - ABERDEEN WORLD EMERG M E F; ABERDEEN LATIN AMERICAN EQUITY FUND, A SERIES OF ABERDEEN F; THE NOMURA T BK CO, LTD AS T NOMURA ABER G EM MK EQUITY MO F; ABERDEEN LATIN AMERICAN EQUITY FUND, A SERIES OF ABERDEEN F; STICHTING SPOORWEGPENSIOENFONDS; STICHTING PENSIOENFONDS OPENBAAR VERVOER; FLORIDA STATE BOARD OF ADMINISTRATION; CMLA EMERGING MARKETS FUND; BRITISH COLUMBIA INVESTMENT MANAGEMENT CORPORATION; FORSTA AP-FONDEN; ONTARIO PENSION BOARD; DEVON COUNTY COUNCIL; MIRABAUD BOARD OF INVESTMENTS; MU ABERDEEN FUND, GLOBAL EMERGING MARKETS EQUITY PORTFOLIO; STICHTING DEPOSITARY APG EMERGING MARKETS EQUITY POOL; BEST INVESTMENT CORPORATION; BEST INVESTMENT CORPORATION; NATIONAL ELEVATOR INDUSTRY PENSION PLAN; NATIONAL RAILROAD RETIREMENT INVESTMENT TRUST; HALLIBURTON CO EMPLOYEE BENEFIT MASTER TRUST; DGIA EMERGING MARKETS EQUITY FUND L.P.; DEUTSCHE X-TRAKERS MSCI ALL WORLD EX US HEDGE EQUITY ETF; QS INVESTORS DBI GLOBAL EMERGING MARKETS EQUITY FUND LP; DEUTSCHE X-TRAKERS MSCI BRAZIL HEDGE EQUITY ETF; DESJARDINS EMERGING MARKETS FUND; CHEVRON MASTER PENSION TRUST; THRIVENT PARTNER WORLDWIDE ALLOCATION FUND; THRIVENT PARTNER EMERGING MARKETS  EQUITY PORTFOLIO; THRIVENT PARTNER EMERGING MARKETS EQUITY FUND; THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO; WASHINGTON STATE INVESTMENT BOARD; BRITISH COLUMBIA INVESTMENT MANAGEMENT CORPORATION; BRITISH COAL STAFF SIPERANNUATION SCHEME; BUREAU OF LABOR FUNDS-LABOR PENSION FUND; EMA-FONDS; ABBEY

PENSION INTERNATIONAL FUND; ABBEY LIFE PENSIONS MANAGED FUND; FUNDAMENTAL LOW V I E M EQUITY; DANSKE FUND LATIN AMERICA; INDUSTRIENS PENSIONFORSIKRING; STATE OF CONNECTICUT RET PLANS AND TRT FUN; THRIVENT PARTNER EMERGING MARKETS  EQUITY PORTFOLIO; AMP CAPITAL FUNDS MGMT LTD EFM INTERNATIONAL SHARE FUND 10; FIRST TRUST ABERDEEN EMERGING OPPORTUNITY FUND; BLACKROCK EMERGING MARKETS FUND, INC; COMMINGLED PENSION TRUST FUND; INVESCO INTERNATIONAL GROWTH FUND; BNP PARIBAS SECURITIES SERVICES AS TRUSTEE OF ABERDEEN DIVERSIFED GROWTH FUND; ASSOCIATION DE BIENFAISANCE ET DE RETRAITE DES POLICIERS ET POLICIERS DE LA VILLE DE MONTRE; KAPITALFORENINGEN PENSAM INVEST PSI 50 EMERGING MARKET AKTIER; INVESCO GLOBAL GROWTH CLASS; EMERGING MARKETS GROWTH FUND INC; EMERGING MARKETS EQUITY INDEX FUND; EQ ADVISORS TRUST - AXA GLOBAL EQUITY MANAGED VOLATILITY POR; FIDELITY INVESTMENT FUNDS FIDELITY INDEX EMERG MARKETS FUND; FIDELITY FUNDS - LATIN AMERICA FUND ;FRANKLIN TEMPLETON INVESTMENT FUNDS; INVESCO INTERNATIONAL GROWTH FUND  (CAN); JNL/INVESCO INTERNATIONAL GROWTH FUND; MISSOURI EDUCATION PENSION TRUST; SOUTHERN COMPANY SYSTEM MASTER RETIREMENT TRUST; NVIT MULTI-MANAGER INTERNATIONAL GROWTH FUND; OHIO POLICE AND FIRE PENSION FUND; PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO; STATE OF NEW MEXICO STATE INV. COUNCIL; STATE OF NEW JERSEY COMMON PENSION FUND D; STATE SUPER FINANCIAL SERV INTL EQ SECTOR TRU; JOHM GLOBAL EMERGING MARKETS OPPORTUNITIES FUND; TEMPLETON GLOBAL INVESTMENT TRUST - TEMPLETON BRIC FUND; T ROWE PRICE INT FNDS T.ROWE PRICE L AMER FUN; T R PR I INT F,INC.ON BEH OF ITS SEP SE  T ROWE P I EM MK EF; T.ROWE PRICE GLOBAL ALLOCATION FUND, INC.; T.ROWE PRICE EMERGING MARKETS STOCK FUND; T.ROWE PRICE TRT OF THE INT COMMON T F ON B OF ITS UT,E M ET; T.ROWE PRICE RETIREMENT DATE TRUST; THREADNEEDLE INVESTMENT FUNDS ICVC; THE MASTER TRUST BANK OF JAPAN LTD AS TRUSTEE OF MUTB300041293-STOCK; THE MASTER TRUST BANK OF JAP., LTD. AS TR. FOR MTBJ400045829; THE MASTER TRUST BANK OF JAPAN, LTD. AS T. FOR MUTB400045796; THE MASTER TRUST BANK OF JAPAN, LTD. AS TR FOR MUTB400045792; THE MASTER TRUST BANK OF JAP, LTD. AS TR. FOR MTBJ400045828; THE MASTER TRUST BANK OF JAPAN, LTD. AS T. FOR MTBJ400045835; THE MASTER TRUST BANK OF JAPAN, LTD. AS T. FOR MTBJ400045833; THE MASTER TRUST BANK OF JAPAN, LTD. AS TR. F. MTBJ400039095; THE UNIVERSAL INSTITUTIONAL FUNDS INC EMERGING MARKETS EQUITY PORTFOLIO; VANGUARD INVESTMENT SERIES PLC; VANGUARD TOTAL INTERNATIONAL STOCK INDEX FD, A SE  VAN S F; VIRTUS EMERGING MARKETS EQUITY INCOME FUND; ACADIAN CORE INTERNATIONAL EQUITY FUND; ACADIAN EMERGING MARKETS ALPHA PLUS FUND TRUST; ACADIAN EMERGING MARKETS EQUITY FUND; BLACKWELL PARTNERS LLC; ACADIAN EMERGING MARKETS MANAGED VOLATILITY EQUITY FUND, LLC; ACADIAN ALL COUNTRY W EX US LS

FUND; GOLDMAN SACHS ETF TRUST - GOLDMAN SACHS ACTIVE BETA EMERGING MARKETS EQUITY ETF; ADVANCED SERIES TRUST - AST AQR EMERGING MARKETS EQUITY PORT; ADVANCED SERIES TRUST - AST PRUDENTIAL GROWTH ALLOCATION POR; ADVANCED SERIES TRUST - AST PARAMETRIC EMERGING MARKETS EQUITY PORTFOLIO; LOKHEED MARTIN CORPORATION DEFINED CONTRIBUTION PLANS MASTER TRUST; ADVISORS INNER CIRCLE FUND-ACADIAN E.M.PORTF; MDPIM EMERGING MARKETS EQUITY POOL; ALABAMA TRUST FUND; AUSTRALIA POST SUPERANNUATION SCHEME; LMCG COLLECTIVE TRUST; ASTON LMCG EMERGING MARKETS FUND; ALASKA PERMANENT FUND; ALASKA COMMON TRUST FUND;  ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST; AMERICAN AIRLINES, INC MASTER F. B. P. TRUST; AMERICAN BEACON ACADIAN EMERGING MARKETS MANAGED VOLATILITY FUND; AQR EMERGING EQUITIES FUND LP; ARIZONA PSPRS TRUST; AT&T UNION WELFARE BENEFIT TRUST; BELL ATLANTIC MASTER TRUST; BELLSOUTH CORPORATION RFA VEBA TRUST; BLACKROCK CDN EMERGING MARKETS FUNDAMENTAL INDEX FUND; BLACKROCK INSTITUTIONAL TRUST COMPANY NA; BLACKROCK KOREA EMERGING MARKETS PRIBATE FUND MASTER; BLACKROCK MULTI-ASSET INCOME PORTFOLIO OF BLACKROCK FUNDS II; BRITISH AIRWAYS PEN TRUSTEES LTD-MAIN A/C; BRITISH AIRWAYS PENSION TRUSTEES LTD. (MPF A/C); CENTRAL STATES SOUTHEAST AND SOUTHEAST AREAS PENSION FUND; CADMOS FUND MANAGEMENT - GUILE EMERGING MARKETS EF; CAISSE DE DEPOT ET PLACEMENT DU QUEBEC; CALIFORNIA PUBLIC EMPLOYEES  RETIREMENT SYSTEM; CATERPILLAR INVESTMENT TRUST; CELANESE AMERICAS RETIREMENT PENSION PLAN; CANADA PENSION PLAN INVESTMENT BOARD; CANADA POST CORPORATION REGISTERED PENSION PLAN; CF DV EMERGING MARKETS STOCK INDEX FUND; CHANG HWA CO BANK, LTD IN ITS C AS M CUST OF N B FUND; COLORADO PUBLIC EMPLOYEES RETIREMENT ASSOCIATION; CI CORPORATE CLASS LIMITED;  CITIGROUP PENSION PLAN; CITY OF NEW YORK GROUP TRUST; CITY OF LOS ANGELES FIRE AND POLICE PENSION PLAN; COLLEGE RETIREMENT EQUITIES FUND;  COMMONWEALTH SUPERANNUATION CORPORATION; COMMONWEALTH GLOBAL SHARE FUND 30; COUNTY AND MUNICIPAL GOVERNMENT CAPITAL IMPROVEMENT TRUST F.; EDM INTERNATIONAL - EMERGING MARKETS; DIVERSIFIED MARKETS (2010) POOLED FUND TRUST; DREYFUS OPPORTUNITY FUNDS - DREYFUS STRATEGIC BETA E M E F; EMERGING MARKETS EQUITY INDEX PLUS MASTER FUND;  EMERGING MARKETS EQUITY INDEX PLUS FUND; EMERGING MARKETS INDEX NON-LENDABLE FUND; EMERGING MARKETS EQUITY INDEX MASTER FUND; EMERGING MARKETS SUDAN FREE EQUITY INDEX FUND; EXCEL LATIN AMERICA FUND; FIDELITY SALEM STREET TRUST: SPARTAN GL EX U.S. INDEX FUND; FIDELITY SALEM STREET TRUST: SPARTAN EMERGING MARKETS IND FD; FINANCIAL SECTOR DEVELOPMENT FUND; FIREFIGHTERS RETIREMENT SYSTEM; FIRST TRUST BICK INDEX FUND; FLORIDA RETIREMENT SYSTEM TRUST FUND; FUTURE FUND BOARD OF GUARDIANS; IBM 401(K) PLUS PLAN; GLOBAL TRUST COMPANY FBO AQR COLLECTIVE I TRUST - AQR E E F; GOVERNMENT OF SINGAPORE; GUIDESTONE

FUNDS EMERGING MARKETS EQUITY FUND; THE WALT DISNEY COMPANY RETIREMENT PLAN MASTER TRUST; INSTITUTIONAL RETIREMENT TRUST; INVESCO GLOBAL GROWTH EQUITY POOL; INVESCO INTERNATIONAL GROWTH CLASS;  INVESCO DEVELOPING MARKETS FUND; INVESCO V.I. INTERNATIONAL GROWTH FUND; INVESCO GLOBAL GROWTH FUND; ISHARES MSCI BRIC ETF; ISHARES MSCI ACWI EX U.S. ETF; ISHARES III PUBLIC LIMITED COMPANY; ISHARES MSCI EMERGING MARKETS MINIMUM VOLATILITY ETF; ISHARES MSCI BRAZIL CAPPED ETF; ISHARES MSCI EMERGING MARKETS ETF; JAPAN TRUSTEE SERVICES BANK LTD T F T SUMITOMO; JOHN HANCOCK VARIABLE INS TRUST INTERN EQUITY INDEX TRUST B; JOHN HANCOCK FUNDS II INTERNATIONAL GROWTH STOCK FUND; JOHN HANCOCK VARIABLE INS TRUST INTERNAT GROWTH STOCK TRUST; JOHN HANCOCK FUNDS II STRATEGIC EQUITY ALLOCATION FUND; LACM EMERGING MARKETS FUND L.P.; LACM EMIT LP; LEGAL & GENERAL COLLECTIVE INVESTMENT TRUST; LEGAL & GENERAL GLOBAL EMERGING MARKETS INDEX FUND; LEGAL & GENERAL INTERNATIONAL INDEX TRUST; MORGAN STANLEY INVESTMENT FUNDS EMERGING MARKETS EQUITY FUND; MORGAN STANLEY INVESTMENT MANAGEMENT EMERGING MARKETS TRUST; MORGAN STANLEY INSTITUTIONAL FUND INC EMERGING MARKETS PORTFOLIO; MORGAN STANLEY EMERGING MARKETS FUND INC; MORGAN STANLEY OFFSHORE EMERGING MARKETS FUND; MORGAN STANLEY INVESTMENT FUNDS LATIN AMERICAN EQUITY FUND; ;MERCER QIF FUND PLC; MFS BLENDED RESEARCH INTERNATIONAL EQUITY FUND; MFS EMERGING MARKETS EQUITY TRUST; MGI FUNDS PLC; MINISTRY OF STRATEGY AND FINANCE; NATIONAL ELEVATOR INDUSTRY PENSION PLAN; NEW YORK COMMON RETIREMENT FUND; NORGES BANK; NORTHERN TRUST INVESTIMENT FUNDS PLC; NORTHWESTERN MUTUAL SERIES FUND, INC.- E.M.E.P.; NTGI QUANTITATIVE MANAGEMENT COLLEC FUNDS TRUST; PICTET FUNDS S.A RE: PI(CH)-EMERGING MARKETS TRACKER; PICTET - EMERGING MARKETS INDEX; PICTET – AGRICULTURE; PRINCIPAL FUNDS, INC-INTERNATIONAL EMERGING MARKETS FUND; PRINCIPAL LIFE INSURANCE COMPANY; POWERSHARES FTSE RAFI EMERGING MARKETS PORTFOLIO; PUBLIC EMPLOYEE RETIREMENT SYSTEM OF IDAHO; PUBLIC EMPLOYEES RETIREMENT ASSOCIATION OF NEW MEXICO; RAILWAYS PENSION TRUSTEE COMPANY LIMITED;  RAYTHEON COMPANY MASTER TRUST; SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND; SCHWAB FUNDAMENTAL EMERG0ING MARKETS LARGE COMPANY INDEX ETF; OREGON PUBLIC EMPLOYEES RETIREMENT SYSTEM;  SUNSUPER SUPERANNUATION FUND; STICHTING BEDRIJFSTAKPENSIOENFONDS VOOR DE HANDEL IN BOUWMAT; STICHTING PENSIOENFONDS HORECA & CATERING; SCHRODER INTERNATIONAL SELECTION FUND; TEACHER RETIREMENT SYSTEM OF TEXAS; THE BARING EMERGING MARKETS UMBRELLA FUND SUB FUND; THE BARING LATIN AMERICA FUND; THE GOVERNAMENT OF THE PROVINCE OF ALBERTA; TEACHERS RETIREMENT SYSTEM OF THE STATE OF ILLINOIS; TEACHERS RETIREMENT ALLOWANCES FUND; THE PRESIDENT AND FELLOWS OF HARVARD COLLEGE; THE BANK OF NEW YORK MELLON EMPLOYEE BENEFIT COLLECTIVE

INVESTMENT; THE CALIFORNIA STATE TEACHERS RETIREMENT SYS.; THE PENSIO RESERVES INVESTMENT MANAGEMENT BOARD; THE HARTFORD GLOBAL REAL ASSENT FUND; THE LATIN AMERICAN DISCOVERY FUND INC; THE SEVENTH SWEDISH NATIONAL PENSION FUND - AP7 EQUITY FUND; THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO; THORNBURG GLOBAL INV P A ON B OF ITS S-F THORNBURG G O F; THORNBURG GLOBAL OPPORTUNITIES FUND; THORNBURG MULTIPLE INVESTMENT TRUST; UPS GROUP TRUST; TIAA-CREF FUNDS - TIAA-CREF EMERGING MARKETS EQUITY FUND; TORONTO TRANSIT COMMISSION PENSION FUND SOCIETY; TREASURER OF THE ST.OF N.CAR.EQT.I.FD.P.TR.; COMGEST GROWTH PLC; TRUST & CUSTODY S BK, LTD. AS TR FOR COMGEST E EQUITY FUND; TRUST & CUSTODY SERVICES BANK LTD RE EMERGING EQUITY PASSIVE MOTHER FUND; UAW RETIREE MEDICAL BENEFITS TRUST; UTAH STATE RETIREMENT SYSTEMS; VANGUARD EMERGING MARKETS STOCK INDEX FUND; VANGUARD FUNDS PUBLIC LIMITED COMPANY; VANGUARD TOTAL WSI FD, A SOV INTERNATIONAL EQUITY INDEX FDS; UNITED TECNOLOGIES CORPORATION MASTER RETIREMENT TRUST; VANG FTSE ALL-WORLD EX-US INDEX FD, A S OF V INTER E I FDS; VIRGINIA RETIREMENT SYSTEM; VOYA EMERGING MARKETS INDEX PORTFOLIO; WASHINGTON STATE INVESTMENT BOARD; WELLS FARGO ADVANTAGE DIVERSIFIED STOCK PORTFOLIO; WISDOMTREE EMERGING MARKETS CONSUMER GROWTH FUND; WISDOMTREE EMERGING MARKETS EX-STATE-OWNED ENTERPRISES FUND; DIVERSIFIED REAL ASSET CIT; FIDELITY RUTLAND SQUARE TRUST II: STRATEGIC ADVISERS EMERGING MARKETS FUND; KAISER FOUNDATION HOSPITALS; KAISER PERMANENTE GROUP TRUST; WMC GEM SYSTEMATIC EQUITY FUND; WYOMING RETIREMENT SUSTEM; PRINCIPAL FUNDS, INC - DIVERSIFIED REAL ASSET FUND; STATE OF WINSCONSIN INVESTMENT BOARD MASTER TRUST; ISHARES MSCI ACWI INDEX FUND; FIDELITY SALEM STREET TRUST: FIDELITY SERIES GLOBAL EX U.S. INDEX FUND; BP PENSION FUND; MAGELLAN- BANCO SANTANDER S.A.; ALLIANZ EQUITY EMERGING MARKETS 1; EMERGENCE M; ANCHOR GLOBAL EMERGING MARKETS EQUITY FUND; CLARITAS ACOES FIA; CLARITAS LONG SHORT MASTER FIM; CLARITAS PRIVATE LONG SHORT FIM; XEROX CORPORATION RETIREMENT SANVINGS PLAN; PORTFOLIO BRAZIL LLC (pp. GEORGE WASHINGTON); FIA SANTA RITA; FIA ASPEN - INVESTIMENTO NO EXTERIOR (pp. RENATA CATELAN PERNOMIAN RODRIGUES); TP PARTNERS PUBLIC EQUITIES FUND, LP; TP PARTNERS FUND, LP; TOKENHOUSE FUND LLC; TARPON CSHG MASTER – FIA; TIRADENTES VALOR FUNDO DE INVESTIMENTO EM ACOES; TF FUND, LLC; MATRINXÃ FIM CRÉDITO PRIVADO; MARYLEBONE FUND, LP; MAKAIRA FUND, L.P.; MAKAIRA BR FIA; LONGFIELD ROAD INVESTMENTS, LP; LAVRAKI FIA; TARPON INSTITUCIONAL FIA; FIA SUL AMERICA GOVERNANCA I; FFB 1 FUNDO DE INVESTIMENTO EM ACOES; SUL AMERICA TARPON SUL ENERGIA FDO DE INVESTIMENTO EM ACOES; FUNDO DE INVESTIMENTO DE ACOES TARPON CFJ; BRECKENRIDGE LANE INVESTMENTS, LP; GUEPARDO INSTITUCIONAL MASTER FUNDO DE INVESTIMENTO DE ACOES; GUEPARDO MASTER 2 FIA; GUEPARDO MASTER FUNDO DE INVESTIMENTO EM ACOES; GUEPARDO

MASTER FUND LLC; GUEPARDO C FUNDO DE INVESTIMENTO DE ACOES; CLUBE DE INVESTIMENTO EGAK; SURUI FUNDO DE INVESTIMENTO EM AÇÕES; FUNDO DE INVESTIMENTO EM ACOES GUARANI; WPA PARTICIPACOES E SERVICOS S.A; EGGON JOAO DA SILVA ADMINISTRADORA LTDA; MARCIA DA SILVA PETRY; GERD EDGAR BAUMER; SI VOIGT ADMINISTRADORA LTDA; CLICA VOIGT ADMINISTRADORA LTDA; AUDACE FUNDO DE INVESTIMENTO DE ACOES; BTG PACTUAL ABSOLUTO INSTITUCIONAL MASTER FIA; BTG PACTUAL ABSOLUTO LS MASTER FIA; BTG PACTUAL ABS INST PREVIDENCIA FD DE INVESTIMENTO EM ACOES; BTG PACTUAL ABSOLUTO PREVIDENCIA FIA; BTG PACTUAL ANDROMEDA FIA BTG PACTUAL HEDGE PLUS II FIM; BTG PACTUAL MULTISTRATEGIES ADVANCED PLUS FI; BTG PACTUAL PIPE FIA; BTG PACTUAL SICAV - BRAZIL EQUITY PLUS FUND; BTG PACTUAL SICAV - LATIN AMERICAN EQUITY FUND; FUNDO DE INVESTIMENTO CAIXA BTG PACTUAL X 30 MULTIMERCADO LP; FIA AMIS; FUNDO DE INVESTIMENTO EM ACOES BELLS; FIM PREV1; GERDAU PREVIDENCIA FUNDO DE INVESTIMENTO EM ACOES 5; FI MULTIMERCADO UNIPREV III; BTG PACTUAL PENSION MM FUNDO DE INVESTIMENTO PREVIDENCIARIO; BTG PACTUAL MULTISTRATEGIES ADVANCED PLUS FI; BTG PACTUAL MULTIMANAGER BBDC FIM; BTG PACTUAL MULTI ACOES FUNDO DE INVESTIMENTO DE ACOES; BTG PACTUAL LOCAL FUNDO DE INVESTIMENTO MULTIMERCADO; BTG PACTUAL ICATU SEG SELECT PREVIDENCIA MM FI PREV; BTG PACTUAL HEDGE PLUS FIM; BTG PACTUAL HEDGE FIM; BTG PACTUAL EQUITY HEDGE FUNDO DE INVESTIMENTO MULTIMERCADO; BTG PACTUAL PENSION FUNDO DE INVEST. DE ACOES PREVIDENCIARIO; VICENTE FALCONI CAMPOS; MARIA APPARECIDA CUNHA FONTANA; VANIA DA CUNHA FONTANA; WALTER FONTANA FILHO; ATTILIO FONTANA NETO; RUTH ESCOREL FONTANA; DIVA HELENA FURLAN; LUIZ FERNANDO FURLAN; LEILA MARIA FURLAN; OSORIO HENRIQUE FURLAN JUNIOR; BFPP - BRASIL FOODS SOCIEDADE DE PREVIDENCIA PRIVADA (pp. ANA LUÍSA FAGUNDES ROVAI HIEAUX, FERNANDA DESIO SENRA and MARCIO ALVES SANJAR).